Exhibit 5.1

Davis, Malm & D’Agostine, P.C.

One Boston Place

Boston, MA 02108

Tel. 617-367-2500

November 27, 2012

Clean Harbors, Inc.

42 Longwater Drive

Norwell, MA  02161

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Clean Harbors, Inc., a Massachusetts corporation (the “Company”), in connection with the preparation of a prospectus supplement dated November 27, 2012 (the “Prospectus Supplement”), supplementing the base prospectus dated November 26, 2012, included in the Registration Statement on Form S-3 (Registration No. 333-185141) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Such prospectus supplement (including the base prospectus) is referred to below as the “Prospectus.”  The Prospectus relates to the issuance and sale of (i) 6,000,000 shares (the “Firm Securities”) of the Company’s common stock, par value $.01 per share (“Stock”) in a public offering and (ii) up to 900,000 additional shares (the “Optional Securities”) of Stock pursuant to the option granted by the Company to the underwriters for such public offering. The Firm Securities and the Optional Securities are collectively referred to below as the “Securities”.

We have examined the Restated Articles of Organization, as amended and Restated By-Laws of the Company, copies of resolutions of the Company’s Board of Directors and of the Pricing Committee of the Company’s Board of Directors, the Registration Statement (including the documents incorporated therein by reference) and the exhibits thereto, the Prospectus, and such other documents as we deemed pertinent. We have also made such examination of law as we have felt necessary in order to render this opinion.

As to certain factual matters relevant to this opinion, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and certificates of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigation with regard to matters of fact, and we do not express any opinion as to matters of fact that might have been disclosed by independent verification. In rendering our opinion set forth below, we have assumed, without independent verification, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies.

Based upon and subject to the foregoing, we are of the opinion that, upon the issuance and sale of the Securities in the manner described in the Prospectus, the Securities will be legally issued, fully-paid and nonassessable.

We are providing this opinion to you for your use in connection with the Registration Statement and the transactions contemplated by the Registration Statement, and this opinion may not be used or relied upon by any other person or for any other purpose without our express written consent, except that you may file this opinion with the SEC as an exhibit to a Report on Form 8-K which will be deemed incorporated by reference into the Registration Statement and the Prospectus as described below. The only opinion rendered by us consists of those matters set forth in the preceding paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated. In particular, but without limitation, this opinion does not pass on the application of “Blue Sky” or securities law of the various states or of any jurisdiction (other than the federal securities laws of the United States) in which the Securities may be offered or sold.

We hereby consent that this opinion may be filed as an exhibit to a Report on Form 8-K which will be deemed incorporated by reference into the Registration Statement and the Prospectus and to the use of our name under the heading “Validity of Common Stock” in the Prospectus. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

DAVIS, MALM & D’AGOSTINE, P.C.

By:	/s/ C. Michael Malm
C. Michael Malm
Managing Director